PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”), This Pledge and Security Agreement (this "Agreement") is made effective as of October 2, 2009 ("Effective Date"), by and between James MacKay, an individual ("Pledgor"), and ValiRx Plc, a New York corporation ("ValiRx").

W  I  T  N  E  S  S  E  T  H:

A.
On December 11, 2008, ValiRx and Biofield Corp., a Delaware corporation (the “Corporation”) entered into a Sale of Shares Agreement (the “Agreement”) for the sale and purchase of 623 shares (the “Shares”) of Valibio SA (“Valibio”);

B.	Certain payments were to be made by the Corporation prior to the Completion Date (as defined in the Agreement) in connection with the purchase of the Shares which, to date, have not been made;

C.
On May 13, 2009, ValiRx Plc and the Corporation entered into a letter agreement amending the Agreement (the “Amendment”) whereby Biofield agreed to make payments towards the 660,000 Euro purchase price (the “Purchase Price”) prior to certain dates which, to date, have not been made;

D.
The Parties have further amended the Agreement pursuant to Amendment No. 2 to the Sale of Shares Agreement dated September 21, 2009 (“Amendment No. 2”) by and between the Corporation, ValiRx and Pledgor; and

E.
Pursuant to Amendment No. 2, the Pledgor has agreed to pledge the Preferred Shares (as defined in Amendment No. 2) as security for the payment of the Purchase Price by the Company, and hereby grants a security interest in the Pledged Securities, as hereinafter defined, to secure payment of the Purchase Price;

NOW, THEREFORE, in consideration of the premises, covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Pledge and Security Interest.  Pledgor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Pledgee, and grants to Pledgee a continuing security interest in, all of its respective rights, titles and interests of whatsoever kind and nature in (the “Security Interest”), and to secure the complete and timely payment, performance and discharge in full, as the case may be, of the payment of the Purchase Price, the following (collectively, the “Pledged Collateral”):

(a)           the shares of Preferred Stock owned by Pledgor and set forth on Schedule A attached hereto (the “Pledged Shares”).

SECTION 2.    Security for Obligations.  This Agreement secures the payment and performance of the following obligations (collectively, the “Obligations”): the payment of the Purchase Price.

SECTION 3.   Delivery of Pledged Collateral.  Within 3 business days of the date hereof, all certificates representing or evidencing the Pledged Shares, in suitable form for transfer by delivery, or accompanied by instruments of transfer or assignment duly executed in blank, shall be delivered to the Pledgee.

SECTION 4.   Representations and Warranties.  Pledgor represents and warrants as follows:

(a)           Pledgor is the legal, record and beneficial owner of the Pledged Collateral owned by Pledgor, free and clear of any lien, security interest, restriction, option or other charge or encumbrance (collectively, "Liens").

(b)           Any instruments of transfer or assignment relating to certificates representing or evidencing the Pledged Securities, executed in blank and delivered by Pledgor to Pledgee herewith, have been duly executed by Pledgor and vest in Pledgee the authority that they purport to confer.

(c)           The pledge of the Pledged Collateral and the grant of the Security Interest pursuant to this Agreement creates a valid security interest in the Pledged Collateral, securing payment and performance of the Obligations.

(d)           There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(e)           No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, and Pledgor has not authorized the filing of any such financing statement or other document.

(f)           All information heretofore, herein or hereafter supplied to the Pledgee by or on behalf of Pledgor with respect to the Pledged Collateral is accurate and complete in all material respects as of the date furnished.

SECTION 5.    Further Assurances.  Pledgor agrees that at any time and from time to time, at the expense of Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request, in order to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.  The Company agrees that at any time and from time to time, at the expense of the Company, the Company shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request.

SECTION 6.    Voting Rights; Dividends; Etc.

(a)           Voting rights such be governed in accordance with terms set forth in Amendment No. 2.

(b)           Pledgor shall be entitled to receive and retain any and all cash dividends and interest paid in respect of such Pledgor’s Pledged Collateral.

SECTION 7.    Transfers and Other Liens; Additional Shares.  During the term of this Agreement, the Pledgor agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted pursuant to this Agreement.

SECTION 8.     Pledgee May Perform.  If Pledgor fails to perform any agreement contained herein, Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by Pledgor.

SECTION 9.      Event of Default.  The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(a)           The failure of Pledgor to observe, perform or comply with any act, duty, covenant, agreement or obligation under this Agreement, which is not cured within fifteen business days following written notice by Pledgee to Pledgor;

(b)           If any of the representations or warranties of Pledgor set forth in this Agreement shall be breached or shall be untrue or incorrect in any material respect, and is not cured within fifteen business days following written notice by Pledgee to Pledgor;

SECTION 10.     Expenses.  Pledgor and Pledgee shall each be solely responsible for their individual costs and expenses in connection with the execution or administration of this Agreement.

SECTION 11.     Continuing Security Interest; Termination.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations.  Upon the indefeasible payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors.  Upon any such termination, the Pledgee shall, at Pledgor’s expense, return, to the Pledgor the Pledged Collateral and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

SECTION 12.     Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws. Pledgor and Pledgee agree to submit to the in personam jurisdiction of the state and federal courts situated within the City of New York, State of New York with regard to any controversy arising out of or relating to this Agreement.  Unless otherwise defined herein, terms defined in Article 9 of the UCC are used herein as therein defined.

SECTION 13.      Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been received when delivered personally (which shall include, without limitation, via express overnight courier) or if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses of the parties as set forth herein.

SECTION 14.      Waivers.

(a)           Waivers.  Pledgor waives any right to require the Pledgee to (i) proceed against any person,  (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

(b)           Waiver of Defense.  No course of dealing between the Pledgor and the Pledgee, nor any failure to exercise nor any delay in exercising on the part of the Pledgee, any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

SECTION 15.    Rights Are Cumulative.  All rights and remedies of the Pledgee with respect to the Pledged Collateral shall be cumulative and may be exercised concurrently or in any order.

SECTION 16.     Indemnity.  Pledgor agrees to indemnify and hold harmless the  Pledgee and its respective heirs, successors and assigns against and from all liabilities, losses and costs (including, without limitation, reasonable attorneys' fees) arising out of or relating to the taking or the failure to take action in respect of any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral, except to the extent resulting from their gross negligence or intentional misconduct. The liabilities of the Pledgor under this Section 16 shall survive the termination of this Agreement.

SECTION 17.    Severability.  The provisions of this Agreement are severable.  If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

SECTION 18.    Counterparts.  This Agreement may be executed in several counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

SECTION 19.   Amendments; Entire Agreement.  This Agreement is subject to modification only by a writing signed by the parties. To the extent any provision of this Agreement conflicts with any provision of Amendment No. 2, Amendment No. 2 shall govern.  Notwithstanding, this Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement.

SECTION 20.    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that Pledgor may not, without the prior written consent of the Pledgee, assign or delegate any rights, powers, duties or obligations hereunder, and any such purported assignment or delegation without such consent shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

PLEDGOR:

James MacKay

THE COMPANY:

BIOFIELD CORP.

By:
Name:
Title:

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SIGNATURE PAGE FOR PLEDGEE FOLLOWS]

[PLEDGEE SIGNATURE PAGE TO VALIRX PLEDGE AND SECURITY AGREEMENT]

Name of Pledgee: _________________________________
Signature of Authorized Signatory of Pledgee: ____________________________
Name of Authorized Signatory: ________________________________
Title of Authorized Signatory: _______________________________
E-mail Address of Authorized Signatory: _______________________

SCHEDULE A

Pledged Shares

1,500,000 shares of Preferred Stock of Biofield Corp.